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                                                                   EXHIBIT 21.01


                               CERIDIAN CORPORATION

                                   SUBSIDIARIES

                                FEBRUARY 29, 2000

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
                                                             STATE OR
                                                             OTHER JURISDICTION
SUBSIDIARIES AND THEIR AFFILIATES:                           OF INCORPORATION
----------------------------------                           ------------------
ABR Information Services, Inc                                Florida
        ABR Employer Services, Inc.                          Florida
        ABR Properties, Inc.                                 Florida
        BMC Consultants, Inc.                                Colorado
        Ceridian Benefits Services, Inc.                     Florida
             (f/k/a ABR Benefits Services, Inc.
        Ceridian Retirement Plan Services, Inc.              Florida
             (f/k/a ABR Retirement Plan Services, Inc.)
        Charing Company, Inc.                                Wisconsin
        Chowning, Ltd.                                       Wisconsin
             The Barrington Group                            Wisconsin
        Matthews, Malone & Associates, Ltd.                  Arizona
        MidAtlantic 401(K) Services, Inc.                    Virginia
        Western Pension Service Corporation                  California
             Ceridian Investors Advisors, Inc.               Florida
                  (f/k/a ABR Investment Advisors, Inc.)
Ceridian Canada Holdings, Inc.                               Delaware
        Ceridian Canada Ltd.                                 Canada
        Ceridian Performance Partners Ltd.                   Canada
Ceridian Holdings U.K. Limited                               United Kingdom
        Centre-file Limited (f/k/a Datacarrer Limited)       United Kingdom
        CSW Research Limited                                 United Kingdom
        Ceridian Performance Partners Limited                United Kingdom
             (f/k/a Letterallied Limited)
        Usertech UK Limited                                  United Kingdom
Ceridian Infotech (India) Private Limited                    India
Ceridian Tax Service, Inc.                                   California
Comdata Network, Inc.                                        Maryland
        Comdata Network Inc. of California                   California
        Comdata Telecommunications Services, Inc.            Delaware
        International Automated Energy Systems, Inc.         Florida
        Permicom Permits Services, Inc.                      Canada
        Stored Value Systems, Inc.                           Delaware
Partnership Group, Inc., The                                 Pennsylvania
POWERPAY.COM INC.                                            New Jersey
        (f/k/a Ceridian Small Business Solutions, Inc.)
Scarborough Research (General Partnership)                   Delaware
User Technology Services Inc.                                New York

Certain subsidiaries, which in the aggregate would not constitute a significant subsidiary, are omitted from this listing.